Exhibit 99.1

Contacts:	Roy I. Lamoreaux Manager, Investor Relations 713/646-4222 — 800/564-3036	Phil D. Kramer Executive Vice President and CFO 713/646-4560 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.
Reports Strong 2007 Results
Fourth-Quarter Results In Line with Guidance

(Houston — February 13, 2008) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $77 million, or $0.47 per diluted limited partner unit, for the fourth quarter 2007 and net income of $365 million, or $2.52 per diluted limited partner unit, for the full year 2007. Net income for the fourth quarter 2006 was $46 million, or $0.36 per diluted limited partner unit, and net income for the full year 2006 was $285 million, or $2.88 per diluted unit. The Partnership’s weighted average diluted units outstanding for the fourth quarter and full year 2007 were 117 million and 114 million units, respectively, versus 94 million and 82 million units, respectively, for the comparable 2006 periods.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $164 million for the fourth quarter of 2007, which represents an increase of 48% compared to EBITDA of $111 million for the fourth quarter of 2006. EBITDA for the full year 2007 was $723 million, an increase of 54% over 2006 reported EBITDA of $470 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“2007 represents a very solid year of execution for our Partnership,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “We achieved or exceeded each of our stated goals, successfully integrated the Pacific Energy Partners acquisition, invested $525 million in internal growth projects and consummated several strategic bolt-on acquisitions. The combination of these achievements enabled us to increase distributions paid per unit in 2007 by 14.4% over distributions paid in 2006.”

“Our fourth-quarter results were in line with expectations, coming in slightly above the low end of our guidance range. These financial results reflect the effects of transitioning from a contango market structure for crude oil to a backwardated market structure, as well as an increase in operating expenses primarily associated with unforecasted maintenance activities conducted during the period.”

Armstrong continued, “We entered 2008 with a strong balance sheet and excellent liquidity and are positioned to continue to implement our organic capital plan and increase distributions to our unitholders at attractive growth rates. We also established our financial guidance for 2008, which is consistent with the preliminary 2008 guidance we provided in November 2007.”

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Reported results include the impact of various items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below. Accordingly, the Partnership’s fourth-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $80 million, $0.50 and $167 million, respectively. The Partnership’s fourth-quarter 2006 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $81 million, $0.72 and $146 million, respectively. On a comparable basis, fourth-quarter 2007 adjusted EBITDA increased 14%, over the corresponding metric for the fourth quarter of 2006, while adjusted net income and adjusted net income per diluted limited partner unit decreased approximately 1% and 31%, respectively, between the comparable periods.

The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2007 were $431 million, $3.09 and $779 million, respectively. These same metrics for 2006 were $326 million, $3.50 and $511 million, respectively. On a comparative basis, 2007 adjusted net income, and adjusted EBITDA increased 32%, and 52%, respectively, over 2006, while adjusted net income per diluted limited partner unit decreased approximately 12% between periods.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In millions, except per unit data)

Selected items impacting comparability
Equity compensation charge(1)	$(6)	$(16)	$(44)	$(43)
Cumulative effect of change in accounting principle — Equity compensation(2)	—	—	—	6
SFAS 133 mark-to-market adjustment(3)	(9)	(19)	(24)	(4)
Gain on sale of linefill	12	—	12	—
Deferred income tax expense(4)	—	—	(10)	—

Selected items impacting comparability	(3)	(35)	(66)	(41)
Less: GP 2% portion of selected items impacting comparability	—	1	1	1

LP 98% portion of selected items impacting comparability	$(3)	$(34)	$(65)	$(40)

Impact to basic net income per limited partner unit(5)	$(0.02)	$(0.37)	$(0.57)	$(0.63)

Impact to diluted net income per limited partner unit(5)	$(0.03)	$(0.36)	$(0.57)	$(0.62)

(1)	The equity compensation charge for the three- and twelve-month periods ended December 31, 2007 excludes the portion of the equity compensation expense represented by grants under the 2006 Plan that, pursuant to the terms of the Plan, will be settled in cash only and have no impact on diluted units.

(2)	During the first quarter of 2006, we adopted SFAS No. 123(R) “Share Based Payment,” which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value. The cumulative adjustment decreased our equity compensation life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6 million in the first quarter of 2006.

(3)	The SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”) charge for the three- and twelve-month periods ended December 31, 2007, includes a $2 million gain and $3 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

(4)	Includes the initial cumulative effect of the recent change in Canadian tax legislation.

(5)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two Class Method under FASB Statement No 128” (“EITF 03-06”) does not impact the partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 for the twelve months ended December 31, 2006. The application of EITF 03-06 had no impact on our results for the three and twelve months ended December 31, 2007, and for the three months ended December 31, 2006.

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The following tables present certain selected financial information by segment for the fourth-quarter and full-year reporting periods:

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$200	$57	$6,293	$150	$33	$4,273
Purchases and related costs(1)	(22)	—	(6,197)	(17)	—	(4,178)
Field operating costs (excluding equity compensation charge)	(75)	(21)	(39)	(58)	(16)	(37)
Equity compensation charge — operations	(1)	—	—	(2)	—	—
Segment G&A expenses (excluding equity compensation charge)(2)	(12)	(5)	(13)	(13)	(4)	(11)
Equity compensation charge — general and administrative	(3)	(1)	(2)	(6)	(2)	(6)
Equity earnings in unconsolidated entities	2	1	—	1	4	—

Segment profit	$89	$31	$42	$55	$15	$41

SFAS 133 mark-to-market impact(3)	$—	$—	$(11)	$—	$—	$(19)

Maintenance capital	$13	$4	$2	$8	$2	$1

	Twelve Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$771	$210	$19,858	$534	$88	$22,061
Purchases and related costs(1)	(80)	—	(19,366)	(71)	—	(21,641)
Field operating costs (excluding equity compensation charge)	(288)	(84)	(154)	(201)	(39)	(137)
Equity compensation charge — operations	(5)	—	—	(5)	—	—
Segment G&A expenses (excluding equity compensation charge)(2)	(50)	(18)	(52)	(43)	(14)	(39)
Equity compensation charge — general and administrative	(19)	(8)	(17)	(16)	(6)	(16)
Equity earnings in unconsolidated entities	5	10	—	2	6	—

Segment profit	$334	$110	$269	$200	$35	$228

SFAS 133 mark-to-market impact(3)	$—	$—	$(27)	$—	$—	$(4)

Maintenance capital	$34	$10	$6	$20	$5	$3

(1)	Includes intersegment amounts. Effective April 1, 2006, we adopted EITF 04-13, which impacts the comparability of our revenues and purchases. Revenues and purchases for the twelve months ended December 31, 2006 include buy/sell transactions of $4.8 billion. Revenues and purchases from such transactions are excluded from the twelve-month period ended December 31, 2007.

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(2)	Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods. The SFAS 133 amount for the three- and twelve-month periods ended December 31, 2007 excludes a $2 million gain and $3 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

Excluding selected items impacting comparability, segment profit from Transportation operations in the fourth quarter and full year of 2007 was $92 million and $356 million respectively, representing increases of 46% and 61% over corresponding 2006 results of $63 million and $221 million. Pipeline volumes for the fourth quarter of 2007 were approximately 2.9 million barrels per day versus 2.6 million barrels per day in the fourth quarter 2006.

Fourth-quarter and full-year 2007 Facilities operations adjusted segment profit of $32 million and $116 million represent respective increases of 88% and 183%, over comparable 2006 metrics.

Adjusted segment profit from Marketing operations for the fourth quarter and full year 2007 was $43 million and $300 million, respectively. Comparable fourth-quarter and full-year 2006 results were $66 million and $248 million.

The Partnership’s basic weighted average units outstanding for the fourth quarter 2007 totaled 116 million (117 million diluted) as compared to 93 million (94 million diluted) in last year’s fourth quarter. At December 31, 2007, the Partnership had approximately 116 million units outstanding, long-term debt of approximately $2.6 billion and a long-term debt-to-total capitalization ratio of 43%.

The Partnership has declared a quarterly distribution of $0.85 per unit ($3.40 per unit on an annualized basis) payable February 14, 2008 on its outstanding limited partner units. This distribution payment represents increases of approximately 6.3% and 1.2%, respectively, over the quarterly distributions paid in February and November 2007. This distribution constitutes the 15th consecutive increase in quarterly distributions for the Partnership and the 22nd increase in the last twenty-eight quarters.

Prior to its February 14 conference call, the Partnership will furnish to the SEC a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2008. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

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A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call on Thursday, February 14, 2008 to discuss the following items:

1. The Partnership’s fourth-quarter and full-year 2007 performance;

2. The status of major expansion projects;

3. Capitalization and liquidity;

4. Financial and operating guidance for the first quarter and full year 2008; and

5. The Partnership’s outlook for the future.

The call will begin at 11:00 AM (Eastern). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 10:55 AM (Eastern). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 270348. The replay will be available beginning Thursday, February 14, 2008, at approximately 4:00 PM (Eastern) and continue until 11:59 PM (Eastern) Friday, March 14, 2008.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: failure to implement or capitalize on planned internal growth projects; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third party shippers;

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fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transmission throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling, and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

REVENUES(1)	$6,447	$4,392	$20,394	$22,445
COSTS AND EXPENSES
Purchases and related costs(1)	6,116	4,131	19,001	21,474
Field operating costs	136	113	531	382
General and administrative expenses	36	42	164	134
Depreciation and amortization	45	33	180	100

Total costs and expenses	6,333	4,319	19,876	22,090

OPERATING INCOME	114	73	518	355
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	3	5	15	8
Interest expense	(41)	(33)	(162)	(86)
Interest income and other income (expense), net	2	1	10	2

Income before tax	78	46	381	279
Current income tax expense	(1)	—	(3)	—
Deferred income tax expense	—	—	(13)	—

Income before cumulative effect of change in accounting principle	77	46	365	279

Cumulative effect of change in accounting principle	—	—	—	6

NET INCOME	$77	$46	$365	$285

NET INCOME — LIMITED PARTNERS	$55	$34	$286	$247

NET INCOME — GENERAL PARTNER	$22	$12	$79	$38

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.48	$0.37	$2.54	$2.84
Cumulative effect of change in accounting principle	—	—	—	0.07

Basic net income per limited partner unit	$0.48	$0.37	$2.54	$2.91

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.47	$0.36	$2.52	$2.81
Cumulative effect of change in accounting principle	—	—	—	0.07

Diluted net income per limited partner unit	$0.47	$0.36	$2.52	$2.88

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	116	93	113	81

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	117	94	114	82

(1)	Revenues and purchases include buy/sell transactions of $4.8 billion in the three months ended March 31, 2006.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA(1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	45	49	47	49
Basin	368	358	378	332
Capline/Capwood	390	293	368	258
Line 63 / Line 2000	168	80	175	20
Salt Lake City area systems(2)	99	54	101	14
West Texas/New Mexico area systems(2)	370	398	386	433
Manito	70	77	73	72
Rangeland	59	97	63	24
Refined products	107	79	109	24
Other	1,082	986	1,012	880

	2,758	2,471	2,712	2,106
Trucking volumes	101	109	105	101

Transportation activities total	2,859	2,580	2,817	2,207

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	42	26	38	21

Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	13	13	13	13

LPG processing (thousands of barrels per day)	16	15	18	12

Facilities activities total (average monthly capacity in millions of barrels)(3)	45	29	41	23

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	672	683	685	650
Refined products	14	N/A	11	N/A
LPG sales	123	103	90	70
Waterborne foreign crude imported	59	73	71	63

Marketing activities total	868	859	857	783

(1)	Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2)	The aggregate of multiple systems in the respective areas.

(3)	In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by 1,000 and the number of months in the period to convert to monthly capacity in millions.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In millions)

	December 31,	December 31,
	2007	2006

ASSETS
Current assets	$3,673	$3,158
Property and equipment, net	4,419	3,842
Pipeline linefill in owned assets	284	265
Inventory in third-party assets	74	76
Investment in unconsolidated entities	215	183
Goodwill	1,072	1,026
Other long-term assets, net	169	165

Total assets	$9,906	$8,715

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,729	$3,025
Long-term debt under credit facilities and other	1	3
Senior notes, net of unamortized discount	2,623	2,623
Other long-term liabilities and deferred credits	129	87

Total liabilities	6,482	5,738
Partners’ capital	3,424	2,977

Total liabilities and partners’ capital	$9,906	$8,715

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT
(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Numerator for basic and diluted earnings per limited partner unit:
Net income	$77	$46	$365	$285
Less: General partner’s incentive distribution paid	(21)	(11)	(73)	(33)

Subtotal	56	35	292	252
Less: General partner 2% ownership	(1)	(1)	(6)	(5)

Net income available to limited partners	55	34	286	247
Less: Pro forma additional general partner’s distribution(1)	—	—	—	(11)

Net income available for limited partners under EITF 03-06	55	34	286	236
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	—	—	—	(6)

Limited partner net income before cumulative effect of change in accounting principle	$55	$34	$286	$230

Denominator:
Basic weighted average number of limited partner units outstanding	116	93	113	81
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1

Diluted weighted average number of limited partner units outstanding	117	94	114	82

Basic net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.48	$0.37	$2.54	$2.84
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.07

Basic net income per limited partner unit(1)	$0.48	$0.37	$2.54	$2.91

Diluted net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.47	$0.36	$2.52	$2.81
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.07

Diluted net income per limited partner unit(1)	$0.47	$0.36	$2.52	$2.88

(1)	Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 for the twelve months ended December 31, 2006. The application of EITF 03-06 had no impact on our results for the three and twelve months ended December 31, 2007, and for the three months ended December 31, 2006.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
Net income	$77	$46	$365	$285
Add: Interest expense	41	33	162	86
Add: Income tax expense	1	—	16	—
Less: Interest income(1)	—	(1)	—	(1)

Earnings before interest and taxes (“EBIT”)	119	78	543	370
Add: Depreciation and amortization	45	33	180	100

EBITDA	$164	$111	$723	$470

(1)	Interest for the three and twelve months ended December 31, 2006 is comprised of interest income on cash received from the issuance of debt prior to closing the Pacific merger transaction. Other interest income arising from the normal course of business during each of the periods listed is immaterial and is not deducted in the calculation of EBITDA.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Cash flow from operating activities reconciliation
EBITDA	$164	$111	$723	$470
Interest expense	(41)	(33)	(162)	(86)
Interest income	—	1	—	1
Net change in assets and liabilities, net of acquisitions	(299)	(204)	190	(703)
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	—	(6)
Equity earnings in unconsolidated entities, net of distributions	(3)	(5)	(14)	(8)
Net cash paid for terminated interest rate hedging instruments	—	(2)	—	(2)
Inventory valuation adjustment	—	1	1	6
Gain on sale of investment assets	—	—	(4)	—
Gain on sale of linefill	(12)	—	(12)	—
Net (gain)/loss on foreign currency revaluation	3	2	—	4
SFAS 133 mark-to-market adjustment	9	19	24	4
Equity compensation charge	7	16	49	43
Non-cash amortization of terminated interest rate hedging instruments	—	1	1	2

Net cash provided by (used in) operating activities	$(172)	$(93)	$796	$(275)

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(In millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Funds flow from operations (“FFO”)
Net income	$77	$46	$365	$285
Undistributed equity earnings in unconsolidated entities	(3)	(5)	(15)	(8)
Depreciation and amortization	45	33	180	100
Deferred income tax expense	—	—	13	—
Non-cash amortization of terminated interest rate hedging instruments	—	1	1	2

FFO	119	75	544	379
Maintenance capital expenditures	(19)	(11)	(50)	(28)

FFO after maintenance capital expenditures	$100	$64	$494	$351

	Three Months
	Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net income	$77	$46	$365	$285
Selected items impacting comparability	3	35	66	41

Adjusted net income	$80	$81	$431	$326

Net income available for limited partners under EITF 03-06	$55	$34	$286	$236
Limited partners 98% of selected items impacting comparability	3	34	65	40
Pro forma additional general partner distribution under EITF 03-06	—	—	—	11

Adjusted limited partners net income	$58	$68	$351	$287

Adjusted basic net income per limited partner unit	$0.50	$0.73	$3.11	$3.54

Adjusted diluted net income per limited partner unit	$0.50	$0.72	$3.09	$3.50

Basic weighted average units outstanding	116	93	113	81

Diluted weighted average units outstanding	117	94	114	82

	Three Months
	Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
EBITDA excluding selected items impacting comparability
EBITDA	$164	$111	$723	$470
Selected items impacting comparability(1)	3	35	56	41

Adjusted EBITDA	$167	$146	$779	$511

(1)	Excludes the deferred income tax expense associated with the initial cumulative effect of the recent change in Canadian tax legislation as it does not impact EBITDA.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(In millions, except per unit data) (continued)

	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

Segment profit excluding selected items impacting comparability
Reported segment profit	$89	$31	$42	$334	$110	$269
Selected items impacting comparability of segment profit:(1)
Equity compensation charge	3	1	2	22	6	16
SFAS 133 mark-to-market adjustment(2)	—	—	11	—	—	27
Gain on sale of linefill	—	—	(12)	—	—	(12)

Segment profit excluding selected items impacting comparability	$92	$32	$43	$356	$116	$300

	Three Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

Segment profit excluding selected items impacting comparability
Reported segment profit	$55	$15	$41	$200	$35	$228
Selected items impacting comparability of segment profit:(3)
Equity compensation charge	8	2	6	21	6	16
SFAS 133 mark-to-market adjustment	—	—	19	—	—	4

Segment profit excluding selected items impacting comparability	$63	$17	$66	$221	$41	$248

(1)	Excludes the deferred income tax expense associated with the initial cumulative effect of the recent change in Canadian tax legislation as it does not impact segment profit.

(2)	The SFAS 133 amount for the three- and twelve-month periods ended December 31, 2007 excludes a $2 million and $3 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net but does not impact segment profit.

(3)	Excludes the cumulative effect of change in accounting principle as it does not impact segment profit.

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